Exhibit 99.2

HYLIION INC.

2016 EQUITY INCENTIVE PLAN

1. Establishment, Purpose and Types of Awards

Hyliion Inc., a Delaware corporation (the “Company”), hereby establishes the HYLIION INC. 2016 EQUITY INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing.

2. Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “Award” means any stock option, stock appreciation right, stock award, phantom stock award, restricted stock unit award, performance award, or other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means: (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; and provided, however, that a Change in Control shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Company; (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof; or (z) a public offering of capital stock of the Company; and provided, further that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with or cause an Award to be exempt from the provisions of Code section 409A.

For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Common Stock” means shares of common stock of the Company, par value of $0.001 per share.

(h) “Fair Market Value” means, with respect to the Common Stock, as of any date:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day for which a sale was reported;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day for which prices were reported; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(i) “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

3. Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards; provided however, that, except as otherwise permitted under Section 7(d) of the Plan, any modification, amendment, extension, renewal or substitution that would materially adversely affect any outstanding Award shall not be made without the consent of the holder, but if any of the foregoing actions results in a change in the tax consequences with respect to an Award such change shall not be considered to be a material adverse affect on the Award; (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by- laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4. Shares Available for the Plan; Maximum Awards

(a) Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of Six Million (6,000,000) shares of Common Stock. The Company shall reserve such number of shares of Common Stock for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5. Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6. Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonstatutory stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d) Phantom Stock Units. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units or restricted stock units (“phantom stock units”) in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company’s or an Affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

(f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock- based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7. Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards, as the Administrator determines to be appropriate and equitable.

(iii) Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the Administrator may, in its sole discretion, take such actions as it deems appropriate in connection with such Change in Control to provide for the full or partial acceleration of the exercisability of any or all outstanding stock options or other Awards, subject to compliance with Section 409A of the Code. There will be no automatic acceleration of the exercisability of any or all outstanding stock options or other Awards upon a Change in Control unless otherwise determined by the Administrator. If, immediately before the Change in Control, no stock of the Company is readily tradeable on an established securities market or otherwise, and the vesting of an Award or Awards pursuant to this Section 7(d)(iii) or the terms of the applicable Grant Agreement would be treated as a “parachute payment” (as defined in section 280G of the Code), then such Award or Awards shall not vest unless the requirements of the shareholder approval exemption of section 280G(b)(5) of the Code have been satisfied with respect to such Award or Awards.

(iv) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be made in contravention of Code section 409A with respect to any Award that constitutes a deferred compensation arrangement within the meaning of Code section 409A.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Other Agreements. As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for shares issued pursuant to any Award, the Administrator may require the grantee or the grantee’s successor or permitted transferee, as the case may be, to become a party to a stock restriction agreement, shareolders’ agreement, voting trust agreement, voting agreement, right of first refusal agreement, co-sale agreement, lock-up agreement, or other agreements regarding the Common Stock of the Company in such form(s) as the Administrator may determine from time to time in its sole discretion.

(g) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(h) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(i) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan would or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws. The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(l) 409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(m) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL

Date Approved by the Board:	August 18, 2016
Date Approved by the Stockholders:	August 18, 2016

APPENDIX A

PROVISIONS FOR CALIFORNIA RESIDENTS

With respect to Awards granted to California residents prior to a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in the Plan or a Grant Agreement to the contrary:

1. With respect to any Award granted in the form of a stock option pursuant to Section 6(a) of the Plan:

(a) The exercise period shall be no more than 120 months from the date the option is granted.

(b) The options shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(c) Unless employment is terminated for “cause” as defined by applicable law, the terms of the Plan or Grant Agreement, or a contract of employment, the right to exercise the option in the event of termination of employment, to the extent that the Award recipient is entitled to exercise on the date employment terminates, will continue until the earlier of the option expiration date, or:

(1) At least 6 months from the date of termination if termination was caused by death or disability.

(2) At least 30 days from the date of termination if termination was caused by other than death or disability.

2. With respect to an Award, granted pursuant to Section 6(c) of the Plan, that provides the Award recipient the right to purchase stock, the Award shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

3. The Plan shall have a termination date of not more than 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the security holders, whichever is earlier.

4. Security holders representing a majority of the Company’s outstanding securities entitled to vote must approve the Plan by the later of (a) 12 months after the date the Plan is adopted or (b) 12 months after the granting of any Award to a resident of California. Any option exercised or any securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained within the period described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

5. At the discretion of the Administrator, the Company may reserve to itself and/or its assignee(s) in the Grant Agreement or any applicable stock restriction agreement a right to repurchase securities held by an Award recipient upon such Award recipient’s termination of employment at any time within six months after such Award recipient’s termination date (or in the case of securities issued upon exercise of an option after the termination date, within six months after the date of such exercise) for cash or cancellation of purchase money indebtedness, at:

(A) no less than the Fair Market Value of such securities as of the date of the Award recipient’s termination of employment, provided, that such right to repurchase securities terminates when the Company’s securities have become publicly traded; or

(B) the Award recipient’s original purchase price, provided, that such right to repurchase securities at the original purchase price lapses at the rate of at least 20% of the securities per year over 5 years from the date the option is granted (without respect to the date the option was exercised or became exercisable).

The securities held by an officer, director, manager or consultant of the Company or an affiliate may be subject to additional or greater restrictions.

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6. The Company will provide financial statements to each Award recipient annually during the period such individual has Awards outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Award recipients when the Plan complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

7. The Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of Section 25102(o). If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.

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APPENDIX B

Hyliion Inc. 2016 Equity Incentive Plan

Form of Incentive Stock Option Notice

This Incentive Stock Option Notice (this “Notice”) evidences the award of a stock option (the “Option”) that has been granted to you, Employee Name, subject to and conditioned upon your agreement to the terms of the attached Incentive Stock Option Agreement (the “Agreement”). The Option entitles you to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of Hyliion Inc., a Delaware corporation (the “Company”), under the Hyliion Inc. 2016 Equity Incentive Plan (the “Plan”). The number of shares you may purchase and the exercise price at which you may purchase them are specified below. This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. You must return an executed copy of this Notice to the Company within 30 days of the date hereof. If you fail to do so, the Administrator may declare the Option to be null and void.

Grant Date:

Number of Shares:

Exercise Price:

Vesting Commencement Date: Date Needed

Expiration Date: The Option expires at 5:00 p.m. Eastern Time on the 10th anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Exercisability Schedule: Subject to the terms and conditions described in the Agreement, the Option becomes exercisable in accordance with the schedule below:

(a)	One fourth (1/4th) of the shares of Common Stock subject to the Option shall be fully vested and exercisable on the first year anniversary date of the Vesting Commencement Date (the “Initial Vesting Date”), and

(b)	One sixteenth (1/16th) of the shares of Common Stock subject to the Option shall be fully vested and exercisable on each three month anniversary date after the Initial Vesting Date, such that all of the shares of Common Stock subject to the Option shall be fully vested and exercisable as of the fourth year anniversary date of the Vesting Commencement Date.

Acceleration Events: The extent to which you may purchase shares under the Option may be accelerated in the following circumstance:

(a)	Unless the Option or the vesting of the Option has earlier terminated, if your Service with the Company is terminated coincident with or following a Change in Control by the Company or its successor without Cause, all of the shares of Common Stock that have not yet become fully vested and exercisable as of the date of your termination will immediately become 100% fully vested and exercisable.

The shares of Common Stock subject to the Option which become exercisable as of a particular date shall be rounded down to the nearest whole share. However, exercisability shall be rounded up to 100% on the fourth anniversary date of the Vesting Commencement Date.

Hyliion Inc.

By:
Name:	Thomas J. Healy
Title:	Chief Executive Officer
Date:

I acknowledge that I have carefully read the attached Agreement and the Plan and agree to be bound by all of the provisions set forth in these documents.

OPTIONEE:

Enclosures:	Incentive Stock Option Agreement	Signed:
	Hyliion Inc. 2016 Equity Incentive Plan		Employee Name
Exercise Form
	Stock Restriction Agreement	Date:

B - 1

Hyliion Inc. 2016 Equity Incentive Plan

Form of Incentive Stock Option Notice

This Incentive Stock Option Notice (this “Notice”) evidences the award of a stock option (the “Option”) that has been granted to you, Employee Name, subject to and conditioned upon your agreement to the terms of the attached Incentive Stock Option Agreement (the “Agreement”). The Option entitles you to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of Hyliion Inc., a Delaware corporation (the “Company”), under the Hyliion Inc. 2016 Equity Incentive Plan (the “Plan”). The number of shares you may purchase and the exercise price at which you may purchase them are specified below. This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. You must return an executed copy of this Notice to the Company within 30 days of the date hereof. If you fail to do so, the Administrator may declare the Option to be null and void.

Grant Date:

Number of Shares:

Exercise Price:

Vesting Commencement Date: Date Needed

Expiration Date: The Option expires at 5:00 p.m. Eastern Time on the 10th anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Exercisability Schedule: Subject to the terms and conditions described in the Agreement, the Option becomes exercisable in accordance with the schedule below:

(a)	One fourth (1/4th) of the shares of Common Stock subject to the Option shall be fully vested and exercisable on the first year anniversary date of the Vesting Commencement Date (the “Initial Vesting Date”), and

(b)	One sixteenth (1/16th) of the shares of Common Stock subject to the Option shall be fully vested and exercisable on each three month anniversary date after the Initial Vesting Date, such that all of the shares of Common Stock subject to the Option shall be fully vested and exercisable as of the fourth year anniversary date of the Vesting Commencement Date.

The shares of Common Stock subject to the Option which become exercisable as of a particular date shall be rounded down to the nearest whole share. However, exercisability shall be rounded up to 100% on the fourth anniversary date of the Vesting Commencement Date.

Hyliion Inc.

By:
Name:	Thomas J. Healy
Title:	Chief Executive Officer
Date:

I acknowledge that I have carefully read the attached Agreement and the Plan and agree to be bound by all of the provisions set forth in these documents.

OPTIONEE:

Enclosures:	Incentive Stock Option Agreement	Signed:
	Hyliion Inc. 2016 Equity Incentive Plan		Employee Name
Exercise Form
	Stock Restriction Agreement	Date:

B - 2

APPENDIX C

EXERCISE FORM

Administrator of Hyliion Inc. 2016 Equity Incentive Plan c/o Office of the Corporate Secretary

[address]

Gentlemen:

I hereby exercise the Option granted to me on __________,                , by Hyliion Inc. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the Hyliion Inc. 2016 Equity Incentive Plan (the “Plan”), and notify you of my desire to purchase __________shares of Common Stock of the Company at a price of $ _____________per share pursuant to the exercise of said Option.

This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Option (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the “Shares”) as follows:

(a) I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

(b) I understand that the Shares are being issued without registration under the Securities Act, in reliance upon one or more exemptions contained in the Securities Act, and such reliance is based in part on the above representation. I also understand that the Company is not obligated to comply with the registration requirements of the Securities Act or with the requirements for an exemption under Regulation A under the Securities Act for my benefit.

(c) I have had such opportunity as I deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

(d) I have sufficient experience and/or have sought out independent competent advisors in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(e) I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

(f) I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available and, therefore, they may need to be held indefinitely; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act. As a condition to any transfer of the Shares, I understand that the Company may require an opinion of counsel satisfactory to the Company to the effect that such transfer does not require registration under the Securities Act or any state securities law.

C - 1

(g) I understand that the certificates for the Shares to be issued to me will bear a legend substantially as follows:

The shares of stock represented by this certificate are subject to restrictions on transfer, an option to purchase and/or a market stand-off agreement set forth in a certain Stock Restriction Agreement and a certain Incentive Stock Option Agreement, each between the corporation and the registered owner of this certificate (or his/her predecessor in interest), and no transfer of such shares may be made without compliance with those Agreements. A copy of those Agreements is available for inspection at the office of the corporation upon appropriate request and without charge.

The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the corporation of a favorable opinion of its counsel and/or submission to the corporation of such other evidence as may be satisfactory to counsel for the corporation, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

The Company will issue appropriate stop transfer instructions to its transfer agent.

(h) I am a party to an Incentive Stock Option Agreement and a Stock Restriction Agreement with the Company, pursuant to which I have agreed to certain restrictions on the transferability of the Shares and other matters relating thereto.

Total Amount Enclosed: $ _________

Date:		Signed:
(Optionee)

Received on ________, 20____
Hyliion Inc.

By:

Printed Name:

Title:

C - 2

APPENDIX D

FORM OF INCENTIVE STOCK OPTION AGREEMENT

UNDER THE

HYLIION INC. 2016 EQUITY INCENTIVE PLAN

1. Terminology. Capitalized terms used in this Incentive Stock Option Agreement (this “Agreement”) are defined in the correlating Incentive Stock Option Notice and/or the Glossary at the end of the Agreement.

2. Exercise of Option.

(a) Exercisability. The Option will become exercisable in accordance with the Exercisability Schedule set forth in the Stock Option Notice, so long as you are in the Service of the Company from the Grant Date through the applicable exercisability dates. None of the Option will become exercisable after your Service with the Company ceases, unless the Stock Option Notice provides otherwise with respect to exercisability that arises as a result of your cessation of Service.

(b) Right to Exercise. You may exercise the Option, to the extent exercisable, at any time on or before 5:00 p.m. Eastern Time on the Expiration Date or the earlier termination of the Option, unless otherwise provided under applicable law. Notwithstanding the foregoing, if at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise the Option or receive Shares pursuant to the Option shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may violate the rules of the national securities exchange on which the shares are then listed for trade, the right to exercise the Option or receive Shares pursuant to the Option shall be suspended until the Administrator determines that such exercise or delivery would not violate such rules. Section 3 below describes certain limitations on exercise of the Option that apply in the event of your death, Total and Permanent Disability, or termination of Service. The Option may be exercised only in multiples of whole Shares and may not be exercised at any one time as to fewer than one hundred Shares (or such lesser number of Shares as to which the Option is then exercisable). No fractional Shares will be issued under the Option.

(c) Exercise Procedure. In order to exercise the Option, you must provide the following items to the Secretary of the Company or his or her delegate before the expiration or termination of the Option:

(i)	notice, in such manner and form as the Administrator may require from time to time, specifying the number of Shares to be purchased under the Option; and

(ii)	full payment of the Exercise Price for the Shares or properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 2(d) of this Agreement;

(iii)	full payment of applicable withholding taxes, if any, pursuant to Section 7 of the Agreement; and

(iv)	an executed copy of the Stock Restriction Agreement and any other agreements requested by the Administrator pursuant to Section 2(e) of this Agreement or pursuant to Section 7(f) of the Plan.

An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items, and such exercise otherwise is permitted under and complies with all applicable federal, state and foreign securities laws. Notwithstanding the foregoing, if the Administrator permits payment by means of delivering properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise and such instructions provide for sale of Shares under a limit order rather than at the market, the exercise will not be effective until the earlier of the date the Company receives delivery of cash or cash equivalents in full payment of the Exercise Price or the date the Company receives confirmation from the brokerage firm that the sale instruction has been fulfilled, and the exercise will not be effective unless the earlier of such dates occurs on or before termination of the Option.

(d) Method of Payment. You may pay the Exercise Price by:

(i)	delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;

(ii)	a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm designated or approved by the Administrator;

(iii)	subject to such limits as the Administrator may impose from time to time, tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that tender of such shares will not result in the Company having to record a charge to earnings under United States generally accepted accounting principles then applicable to the Company;

(iv)	any other method approved by the Administrator; or

(v)	any combination of the foregoing.

(e) Agreement to Execute Other Agreements. You agree to execute, as a condition precedent to the exercise of the Option and at any time thereafter as may reasonably be requested by the Administrator, any agreements requested by the Administrator pursuant to Section 7(f) of the Plan and a Stock Restriction Agreement substantially in the form, and containing the terms and provisions, of the Stock Restriction Agreement attached hereto as Exhibit A, with respect to any shares you acquire pursuant to this Agreement; provided, however, that execution of the Stock Restriction Agreement will not be required upon any exercise that occurs after the closing of the first public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 or, if later, the expiration of any market stand-off agreement that applies to other stockholders of the Company respecting such public offering of capital stock.

(f) Issuance of Shares upon Exercise. The Company shall issue to you the Shares underlying the Option you exercise as soon as practicable after the exercise date, subject to the Company’s receipt of the aggregate exercise price and the requisite withholding taxes, if any. Upon issuance of such Shares, the Company may deliver, subject to the provisions of Section 7 below, such Shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason, or deliver a share certificate to you or retain such Shares in uncertificated book-entry form. Any share certificates delivered will, unless the Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such Shares and referencing any applicable Stock Restriction Agreement.

3. Termination of Service.

(a) Termination of Unexercisable Option. If your Service with the Company ceases for any reason, the Option that is then unexercisable will terminate immediately upon such cessation.

(b) Exercise Period Following Termination of Service. If your Service with the Company ceases for any reason other than discharge for Cause, the Option that is then exercisable will terminate upon the earliest of:

(i) the expiration of 90 days following such cessation, if your Service ceases on account of (1) your termination by the Company other than a discharge for Cause, or (2) your voluntary termination other than for Total and Permanent Disability or death;

(ii) the expiration of 12 months following such cessation, if your Service ceases on account of your Total and Permanent Disability or death;

(iii) the expiration of 12 months following your death, if your death occurs during the periods described in clauses (i) or (ii) of this Section 3(b), as applicable; or

(iv) the Expiration Date.

In the event of your death, the exercisable Option may be exercised by your executor, personal representative, or the person(s) to whom the Option is transferred by will or the laws of descent and distribution.

(c) Misconduct. The Option will terminate at the election of the Administrator in its entirety, regardless of whether the Option is then exercisable, immediately upon your discharge from Service for Cause, or upon your commission of any of the following acts during the exercise period following your termination of Service: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) your breach of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by you for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

(d) Changes in Status. If you cease to be a “common law employee” of the Company but you continue to provide bona fide services to the Company following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a termination of Service shall not be deemed to have occurred for purposes of this Section 3 upon such change in capacity. Notwithstanding the foregoing, the Option shall not be treated as an incentive stock option within the meaning of Code section 422 with respect to any exercise that occurs more than three months after such cessation of the common law employee relationship (except as otherwise permitted under Code section 421 or 422). In the event that your Service is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part or an Affiliate of the Company, your Service will be deemed to have terminated for purposes of this Section 3 upon such cessation if your Service does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.

4. Market Stand-Off Agreement. You agree that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, you, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Stand-Off Period”), except as part of such underwritten registration if otherwise permitted. In addition, you agree to execute any further letters, agreements and/or other documents requested by the Company or its underwriters that are consistent with the terms of this Section 4. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Stand-Off Period.

5. Nontransferability of Option. This Option is nontransferable otherwise than by will or the laws of descent and distribution and during your lifetime, the Option may be exercised only by you or, during the period you are under a legal disability, by your guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

6. Qualified Nature of the Option.

(a) General Status. The Option is intended to qualify as an incentive stock option within the meaning of Code section 422 (“Incentive Stock Option”), to the fullest extent permitted by Code section 422, and this Agreement shall be so construed. The Company, however, does not warrant any particular tax consequences of the Option. Code section 422 provides limitations, not set forth in this Agreement, respecting the treatment of the Option as an Incentive Stock Option. You should consult with your personal tax advisors in this regard.

(b) Code Section 422(d) Limitation. Pursuant to Code section 422(d), the aggregate fair market value (determined as of the Grant Date) of shares of Common Stock with respect to which the Incentive Stock Option first becomes exercisable by you in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Code section 424(e) and (f), as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422. To the extent that such aggregate fair market value exceeds $100,000 or other applicable amount in any calendar year, such portion of the stock option will be treated as a nonstatutory stock option with respect to the amount of aggregate fair market value thereof that exceeds the Code section 422(d) limit. For this purpose, the Incentive Stock Options will be taken into account in the order in which they were granted. In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of the Incentive Stock Option and the shares of Common Stock that are to be treated as stock acquired pursuant to the nonstatutory stock option by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company.

(c) Significant Stockholders. Notwithstanding anything in this Agreement or the Stock Option Notice to the contrary, if you own, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Code section 424(f)) on the Grant Date, then the Exercise Price is the greater of (a) the Exercise Price stated on the Stock Option Notice or (b) 110% of the Fair Market Value of the Common Stock on the Grant Date, and the Expiration Date is the last business day prior to the fifth anniversary of the Grant Date.

(d) Disqualifying Dispositions. If you make a disposition (as that term is defined in Code section 424(c)) of any Shares acquired pursuant to the Option within two years of the Grant Date or within one year after the Shares are transferred to you, you must notify the Company of such disposition in writing within 30 days of the disposition. The Administrator may, in its discretion, take reasonable steps to ensure notification of such dispositions, including but not limited to requiring that Shares acquired under the Option be held in an account with a Company-designated broker-dealer until they are sold.

7. Withholding of Taxes. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll or any other payment of any kind due to you and otherwise agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option (including upon a disqualifying disposition within the meaning of Code section 421(b)). The Company may require you to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option or issuance of share certificates representing Shares.

The Administrator may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value not in excess of the amount necessary to satisfy the statutory minimum withholding amount due.

8. Adjustments. The Administrator may make various adjustments to your Option, including adjustments to the number and type of securities subject to the Option and the Exercise Price, in accordance with the terms of the Plan. In the event of any transaction resulting in a Change in Control (as defined in the Plan) of the Company, the unexercised portion of the Option will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of the unexercised portion of the Option by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, you will be permitted, immediately before the Change in Control, to exercise or convert all portions of the unexercised Option that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control.

9. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement will alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between you and the Company, or as a contractual right for you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the failure of the Option to become exercisable or any other adverse effect on your interests under the Plan.

10. No Rights as a Stockholder. You shall not have any of the rights of a stockholder with respect to the Shares until such Shares have been issued to you upon the due exercise of the Option. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.

11. The Company’s Rights. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. Entire Agreement. This Agreement, together with the correlating Stock Option Notice and the Plan, contain the entire agreement between you and the Company with respect to the Option. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Option shall be void and ineffective for all purposes.

13. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Option or Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by you and the Company.

14. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

15. Section 409A. This Agreement and the Option granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. Nothing in the Plan or this Agreement shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option. Should any provision of the Plan or this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it may be modified and given effect, in the sole discretion of the Administrator and without requiring your consent, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. The foregoing, however, shall not be construed as a guarantee by the Company of any particular tax effect to you.

16. Electronic Delivery of Documents. By your signing the Stock Option Notice, you (a) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Option, and any reports of the Company provided generally to the Company’s stockholders; (b) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (c) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (d) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

17. No Future Entitlement. By execution of the Stock Option Notice, you acknowledge and agree that: (a) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of stock options, or compensation in lieu of stock options, even if stock options have been granted repeatedly in the past; (b) all determinations with respect to any such future grants, including, but not limited to, the times when stock options shall be granted or shall become exercisable, the maximum number of shares subject to each stock option, and the purchase price, will be at the sole discretion of the Administrator; (c) the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (d) the value of the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (e) the vesting of the Option ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (f) if the underlying Common Stock does not increase in value, the Option will have no value, nor does the Company guarantee any future value; and (g) no claim or entitlement to compensation or damages arises if the Option does not increase in value and you irrevocably release the Company from any such claim that does arise.

18. Personal Data. For the purpose of implementing, administering and managing the Option, you, by execution of the Stock Option Notice, consent to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to any Change in Control transaction or capital raising transaction involving the Company. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the Option and the Plan and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage the Option. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock option.

19. Governing Law. The validity, construction, and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the district which includes the city or town in which the Company’s principal executive office is located, and you hereby agree and submit to the personal jurisdiction and venue thereof.

20. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

{Glossary begins on next page}

GLOSSARY

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Hyliion Inc. For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c) “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of, the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company; or (viii) conduct which demonstrates gross unfitness to serve.

(d) “Change in Control” has the meaning ascribed to it in the Plan.

(e) “Company” includes Hyliion Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Hyliion Inc.

(f) “Fair Market Value” of a share of Common Stock generally means the value determined by the Administrator in good faith at any time while such shares are not registered for trade on a public market. When shares of the Common Stock are registered for trade on a public market, “Fair Market Value” generally means the closing price per share of Common Stock on the relevant date, as reported by the principal market or exchange upon which the Common Stock is listed or admitted for trade. Refer to the Plan for a detailed definition of Fair Market Value.

(g) “Service” means your employment or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not the Company or its successor or an Affiliate of the Company or its successor.

(h) “Shares” means the shares of Common Stock underlying the Option.

(i) “Stock Option Notice” means the written notice evidencing the award of the Option that correlates with and makes up a part of this Agreement.

(j) “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether you are totally and permanently disabled will be final and binding on all parties concerned.

(k) “You”; “Your” means the recipient of the award of Option as reflected on the Stock Option Notice. Whenever the Agreement refers to “you” under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to your estate, personal representative, or beneficiary to whom the Option may be transferred by will or by the laws of descent and distribution, the word “you” shall be deemed to include such person.

APPENDIX E

Form of Nonstatutory Stock Option Agreement

under the

hyliion inc. 2016 equity incentive plan

1. Terminology. Capitalized terms used in this Nonstatutory Stock Option Agreement (this “Agreement”) are defined in the correlating Nonstatutory Stock Option Notice and/or the Glossary at the end of the Agreement.

2. Exercise of Option.

(a) Exercisability. The Option will become exercisable in accordance with the Exercisability Schedule set forth in the Stock Option Notice, so long as you are in the Service of the Company from the Grant Date through the applicable exercisability dates. None of the Option will become exercisable after your Service with the Company ceases, unless the Stock Option Notice provides otherwise with respect to exercisability that arises as a result of your cessation of Service.

(b) Right to Exercise. You may exercise the Option, to the extent exercisable, at any time on or before 5:00 p.m. Eastern Time on the Expiration Date or the earlier termination of the Option, unless otherwise provided under applicable law. Notwithstanding the foregoing, if at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise the Option or receive Shares pursuant to the Option shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may violate the rules of the national securities exchange on which the shares are then listed for trade, the right to exercise the Option or receive Shares pursuant to the Option shall be suspended until the Administrator determines that such exercise or delivery would not violate such rules. Section 3 below describes certain limitations on exercise of the Option that apply in the event of your death, Total and Permanent Disability, or termination of Service. The Option may be exercised only in multiples of whole Shares and may not be exercised at any one time as to fewer than one hundred Shares (or such lesser number of Shares as to which the Option is then exercisable). No fractional Shares will be issued under the Option.

(c) Exercise Procedure. In order to exercise the Option, you must provide the following items to the Secretary of the Company or his or her delegate before the expiration or termination of the Option:

(i)	notice, in such manner and form as the Administrator may require from time to time, specifying the number of Shares to be purchased under the Option; and

(ii)	full payment of the Exercise Price for the Shares or properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 2(d) of this Agreement;

(iii)	full payment of applicable withholding taxes pursuant to Section 7 of this Agreement; and

(iv)	an executed copy of the Stock Restriction Agreement and any other agreements requested by the Administrator pursuant to Section 2(e) of this Agreement or pursuant to Section 7(f) of the Plan.

An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items, and such exercise otherwise is permitted under and complies with all applicable federal, state and foreign securities laws. Notwithstanding the foregoing, if the Administrator permits payment by means of delivering properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise and such instructions provide for sale of Shares under a limit order rather than at the market, the exercise will not be effective until the earlier of the date the Company receives delivery of cash or cash equivalents in full payment of the Exercise Price or the date the Company receives confirmation from the brokerage firm that the sale instruction has been fulfilled, and the exercise will not be effective unless the earlier of such dates occurs on or before termination of the Option.

(d) Method of Payment. You may pay the Exercise Price by:

(i)	delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;

(ii)	a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm designated or approved by the Administrator;

(iii)	subject to such limits as the Administrator may impose from time to time, tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that tender of such shares will not result in the Company having to record a charge to earnings under United States generally accepted accounting principles then applicable to the Company;

(iv)	any other method approved by the Administrator; or

(v)	any combination of the foregoing.

(e) Agreement to Execute Other Agreements. You agree to execute, as a condition precedent to the exercise of the Option and at any time thereafter as may reasonably be requested by the Administrator, any agreements requested by the Administrator pursuant to Section 7(f) of the Plan and a Stock Restriction Agreement substantially in the form, and containing the terms and provisions, of the Stock Restriction Agreement attached hereto as Exhibit A, with respect to any shares you acquire pursuant to this Agreement; provided, however, that execution of the Stock Restriction Agreement will not be required upon any exercise that occurs after the closing of the first public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 or, if later, the expiration of any market stand-off agreement that applies to other stockholders of the Company respecting such public offering of capital stock.

(f) Issuance of Shares upon Exercise. The Company shall issue to you the Shares underlying the Option you exercise as soon as practicable after the exercise date, subject to the Company’s receipt of the aggregate exercise price and the requisite withholding taxes, if any. Upon issuance of such Shares, the Company may deliver, subject to the provisions of Section 7 below, such Shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason, or deliver a share certificate to you or retain such Shares in uncertificated book-entry form. Any share certificates delivered will, unless the Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such Shares and referencing any applicable Stock Restriction Agreement.

3. Termination of Service.

(a) Termination of Unexercisable Option. If your Service with the Company ceases for any reason, the Option that is then unexercisable will terminate immediately upon such cessation.

(b) Exercise Period Following Termination of Service. If your Service with the Company ceases for any reason other than discharge for Cause, the Option that is then exercisable will terminate upon the earliest of:

(i) the expiration of 90 days following such cessation, if your Service ceases on account of (1) your termination by the Company other than a discharge for Cause, or (2) your voluntary termination other than for Total and Permanent Disability or death;

(ii) the expiration of 12 months following such cessation, if your Service ceases on account of your Total and Permanent Disability or death;

(iii) the expiration of 12 months following your death, if your death occurs during the periods described in clauses (i) or (ii) of this Section 3(b), as applicable; or

(iv) the Expiration Date.

In the event of your death, the exercisable Option may be exercised by your executor, personal representative, or the person(s) to whom the Option is transferred by will or the laws of descent and distribution.

(c) Misconduct. The Option will terminate at the election of the Administrator in its entirety, regardless of whether the Option is then exercisable, immediately upon your discharge from Service for Cause, or upon your commission of any of the following acts during the exercise period following your termination of Service: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) your breach of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by you for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

(d) Change in Status. In the event that your Service is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part or an Affiliate of the Company, your Service will be deemed to have terminated for purposes of this Section 3 upon such cessation if your Service does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.

4. Market Stand-Off Agreement. You agree that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, you, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Stand-Off Period”), except as part of such underwritten registration if otherwise permitted. In addition, you agree to execute any further letters, agreements and/or other documents requested by the Company or its underwriters that are consistent with the terms of this Section 4. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Stand-Off Period.

5. Nontransferability of Option. This Option is nontransferable otherwise than by will or the laws of descent and distribution and during your lifetime, the Option may be exercised only by you or, during the period you are under a legal disability, by your guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

6. Nonqualified Nature of the Option. The Option is not intended to qualify as an incentive stock option within the meaning of Code section 422, and this Agreement shall be so construed. You hereby acknowledge that, upon exercise of the Option, you will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

7. Withholding of Taxes. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll or any other payment of any kind due to you and otherwise agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require you to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option or issuance of share certificates representing Shares.

The Administrator may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value not in excess of the amount necessary to satisfy the statutory minimum withholding amount due.

8. Adjustments. The Administrator may make various adjustments to your Option, including adjustments to the number and type of securities subject to the Option and the Exercise Price, in accordance with the terms of the Plan. In the event of any transaction resulting in a Change in Control (as defined in the Plan) of the Company, the unexercised portion of the Option will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of the unexercised portion of the Option by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, you will be permitted, immediately before the Change in Control, to exercise or convert all portions of the unexercised Option that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control.

10. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement will alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between you and the Company, or as a contractual right for you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the failure of the Option to become exercisable or any other adverse effect on your interests under the Plan.

11. No Rights as a Stockholder. You shall not have any of the rights of a stockholder with respect to the Shares until such Shares have been issued to you upon the due exercise of the Option. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.

12. The Company’s Rights. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13. Entire Agreement. This Agreement, together with the correlating Stock Option Notice and the Plan, contain the entire agreement between you and the Company with respect to the Option. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Option shall be void and ineffective for all purposes.

14. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Option or Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by you and the Company.

15. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

16. Section 409A. This Agreement and the Option granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. Nothing in the Plan or this Agreement shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option. Should any provision of the Plan or this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it may be modified and given effect, in the sole discretion of the Administrator and without requiring your consent, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. The foregoing, however, shall not be construed as a guarantee by the Company of any particular tax effect to you.

17. Electronic Delivery of Documents. By your signing the Stock Option Notice, you (a) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Option, and any reports of the Company provided generally to the Company’s stockholders; (b) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (c) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (d) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

18. No Future Entitlement. By execution of the Stock Option Notice, you acknowledge and agree that: (a) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of stock options, or compensation in lieu of stock options, even if stock options have been granted repeatedly in the past; (b) all determinations with respect to any such future grants, including, but not limited to, the times when stock options shall be granted or shall become exercisable, the maximum number of shares subject to each stock option, and the purchase price, will be at the sole discretion of the Administrator; (c) the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (d) the value of the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (e) the vesting of the Option ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (f) if the underlying Common Stock does not increase in value, the Option will have no value, nor does the Company guarantee any future value; and (g) no claim or entitlement to compensation or damages arises if the Option do not increase in value and you irrevocably release the Company from any such claim that does arise.

19. Personal Data. For the purpose of implementing, administering and managing the Option, you, by execution of the Stock Option Notice, consent to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to any Change in Control transaction or capital raising transaction involving the Company. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the Option and the Plan and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage the Option. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock option.

20. Risk and Financial Information Disclosure. For purposes of claiming an exemption from registration under Rule 12h-1(f)(1) under the Securities Exchange Act of 1934, the Company may decide to provide you, every six months, with the information described in Rules 701(e)(3), (4), and (5) under the Securities Act of 1933 (risk and financial information relating to the Company), with any such financial statements being not more than 180 days old. Any such information may be provided either by physical or electronic delivery or by written notice of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. You may be required to execute an agreement to keep the information confidential as a condition precedent to the provision of the information. Any such agreement shall be executed in such manner and form as the Administrator may require from time to time. Notwithstanding the foregoing, the Company shall have no initial or continuing obligation to provide you with the information described in this Section 20, except as otherwise required by applicable law.

21. Governing Law. The validity, construction, and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the district which includes the city or town in which the Company’s principal executive office is located, and you hereby agree and submit to the personal jurisdiction and venue thereof.

22. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

{Glossary begins on next page}

GLOSSARY

(l) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan.

(m) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Hyliion Inc. For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(n) “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (iv) fraud on or misappropriation of any funds or property of, the Company, any affiliate, customer or vendor; (v) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company; or (viii) conduct which demonstrates gross unfitness to serve.

(o) “Change in Control” has the meaning ascribed to it in the Plan.

(p) “Company” includes Hyliion Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Hyliion Inc.

(q) “Fair Market Value” of a share of Common Stock generally means the value determined by the Administrator in good faith at any time while such shares are not registered for trade on a public market. When shares of the Common Stock are registered for trade on a public market, “Fair Market Value” generally means the closing price per share of Common Stock on the relevant date, as reported by the principal market or exchange upon which the Common Stock is listed or admitted for trade. Refer to the Plan for a detailed definition of Fair Market Value.

(r) “Service” means your employment or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not the Company or its successor or an Affiliate of the Company or its successor.

(s) “Shares” means the shares of Common Stock underlying the Option.

(t) “Stock Option Notice” means the written notice evidencing the award of the Option that correlates with and makes up a part of this Agreement.

(u) “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether you are totally and permanently disabled will be final and binding on all parties concerned.

(v) “You”; “Your” means the recipient of the award of Option as reflected on the Stock Option Notice. Whenever the Agreement refers to “you” under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to your estate, personal representative, or beneficiary to whom the Option may be transferred by will or by the laws of descent and distribution, the word “you” shall be deemed to include such person.

APPENDIX F

FORM OF STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT (this “Agreement”) is made as of ______________, 20     , by and between Hyliion Inc., a Delaware corporation (the “Company”), and [___________] (the “Stockholder”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Option Shares. The Stockholder was granted the right to purchase up to [_________] shares (the “Option Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to a stock option awarded under the Hyliion Inc. 2016 Equity Incentive Plan (the “Plan”) on _________, 20    , subject to the terms and conditions of the applicable option grant agreement evidencing such award (the “Option Grant Agreement”). The Stockholder has purchased on even date herewith, _______________Option Shares (the “Shares”). The Stockholder agrees that the Shares shall be subject to the terms, conditions and restrictions set forth in this Agreement and the Option Grant Agreement. The Stockholder further agrees that any additional Option Shares purchased by the Stockholder shall be subject to the terms, conditions and restrictions set forth in this Agreement, and such shares shall be deemed Shares for all purposes hereunder. Upon receipt of payment by the Company for the Shares, the Company shall either issue and deliver to the Stockholder one or more certificates in the name of the Stockholder for that number of Shares purchased by the Stockholder, hold such Share certificates in escrow until the underlying Shares may be transferred freely without restriction under this Agreement, or provide for uncertificated, book entry issuance of those Shares.

2. Restrictions on Transfer. Subject to applicable provisions in any other governing documents of the Company or other agreements entered into by the Stockholder, including but not limited to the Company’s articles of incorporation or bylaws, the Stockholder shall not transfer any of the Shares, except by a transfer that meets the following requirements:

(a) Notice Requirement. If at any time the Stockholder proposes to sell or otherwise transfer or assign for cash, cash equivalents or any other form of consideration (including a promissory note) pursuant to a bona fide offer from any third party all or any part of his or her vested Shares (the “Offered Shares”), the Stockholder shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee(s) and state the number of shares to be transferred, the price per share and all other material terms and conditions of the transfer.

(b) Company’s Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the right to purchase all or any lesser part of the Offered Shares at the price and upon the terms and conditions set forth in the Transfer Notice. In the event the Company elects to purchase all or any lesser part of the Offered Shares, it shall give written notice of its election to the Stockholder within such 30-day period, and the settlement of the sale on such Offered Shares shall be made as provided below in Section 2(c) of this Agreement.

(c) Settlement. If the Company elects to acquire all or any lesser part of the Offered Shares, the Company shall so notify the Stockholder, and settlement shall be made at the principal executive office of the Company in cash within 60 days after the Company receives the Transfer Notice; provided, however, if the terms of payment set forth in the Stockholder’s Transfer Notice were other than cash against delivery, the Company may pay for such Offered Shares on the same terms and conditions set forth in the Transfer Notice or may pay cash in lieu of such other consideration. If the consideration offered for the Offered Shares includes non-cash consideration, the dollar value of such non-cash consideration shall be determined by the Company’s Board of Directors, whose good faith determination shall be conclusive. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 6 of this Agreement shall be controlling, to the extent applicable, regarding any payment due with respect to the Company’s purchase of the Offered Shares and shall not preclude a determination for purposes of this Agreement that “settlement” of the Company’s purchase of the Offered Shares has been duly made pursuant to this Section 2(c) if any payment due the Stockholder is deferred accordingly.

(d) Sales Free of Restrictions. If the Company does not elect to purchase all of the Offered Shares, the Stockholder may, not sooner than 35 or later than 120 days following delivery of the Transfer Notice, enter into an agreement providing for the closing of the transfer of the Offered Shares covered by the Transfer Notice within 30 days of the date such agreement is entered into on the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on different terms and conditions than those described in the Transfer Notice, as well as any subsequent proposed transfer of any of the Shares, shall again be subject to the right of first refusal of the Company and shall require compliance by the Stockholder with the procedures described in this Section 2.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 2:

(i) the Stockholder’s transfer of any or all of the Stockholder’s Shares, either during the Stockholder’s lifetime or on death by will or the laws of descent and distribution, to one or more members of the Stockholder’s immediate family, to a trust for the exclusive benefit of the Stockholder or such immediate family members, to any other entity owned exclusively by the Stockholder or such immediate family members, or to any combination of the foregoing (each, a “Permitted Transferee”); provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements shall be exempt from this Section 2. “Immediate family member” shall mean spouse, children, grandchildren, parents or siblings of the Stockholder, including in each case in-laws and adoptive relations;

(ii) any transfer to the Company in pledge as security for any purchase-money indebtedness incurred by the Stockholder in connection with the acquisition of the Shares; or

(iii) any transfer pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

Notwithstanding anything to the contrary contained elsewhere in this Section 2, except with respect to a transfer pursuant to Section 2(e)(iii), any proposed transferee or Permitted Transferee of the Stockholder shall receive and hold such stock subject to the provisions of this Agreement, and, as a condition of such transfer, shall deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. There shall be no subsequent transfer of such stock except in accordance with this Section 2.

(f) Termination of Restrictions on Transfer. The foregoing restrictions on transfer in this Section 2 shall terminate upon the closing of the first public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) or the exchange of the Shares for shares of an entity that are so registered.

3. Effect of Prohibited Transfer. The Company shall not be required to (a) transfer on its books any of the Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement, or

(b) treat as owner of such Shares or to pay dividends or other distributions to any transferee to whom any such Shares shall have been so sold or transferred.

4. Company’s Repurchase Right.

(a) Upon the termination of the Stockholder’s employment or service relationship with the Company for any reason, the Company shall have the right and option to purchase, and the Stockholder or the Stockholder’s personal representative, estate, heirs, legatees, or Permitted Transferees, as the case may be, shall have the obligation to sell upon the Company’s request, any or all of the Stockholder’s Shares, which option may be exercised at any time and from time to time by the Company by giving written notice to the Stockholder or personal representative, estate, heirs, legatees, or Permitted Transferees, as the case may be, stating the number of Shares to be purchased. The purchase price for such Shares shall be determined pursuant to Section 4(b) of this Agreement. Settlement of the purchase shall be made at the principal executive office of the Company within 30 days after delivery of such written notice. In the discretion of the Board of Directors of the Company, payment of the purchase price will be made via cash, cancellation of indebtedness, a promissory note, or a combination of such methods. Any such promissory note shall provide for substantially equal installments, payable at least annually, over a period not to exceed five years and shall accrue interest at the applicable Federal rate in effect under Code section 1274(d) as of the settlement date, compounded annually. Notwithstanding the foregoing, the repurchase option of the Company described in this Section 4: (i) shall not be exercisable with respect to Offered Shares when the Company has a right to purchase such Offered Shares pursuant to Section 2(b) of this Agreement nor, if the Company does not elect to purchase all of the Offered Shares, during the period set forth in Section 2(d) of this Agreement in which the Offered Shares are transferable pursuant to the terms of the Transfer Notice; and (ii) shall terminate, solely with respect to vested Shares, upon the closing of the first public offering of securities of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 or the exchange of the Shares for shares of an entity that are so registered.

(b) The purchase price for any Shares sold and purchased pursuant to this Section 4 shall be equal to their Fair Market Value as determined under Section 4(c) of this Agreement. Notwithstanding the immediately preceding sentence, in the event that the Stockholder’s employment or other service relationship is terminated by the Company for “Cause” as determined by the Company, which determination shall be conclusive, the purchase price for any Shares sold and purchased pursuant to this Section 4 shall be equal to the lesser of the Fair Market Value of the Shares as determined under Section 4(c) of this Agreement or the exercise price per Share (adjusted to reflect adjustments made under Section 7(d) of the Plan) tendered to the Company by the Stockholder upon exercise of the Option pursuant to which the Shares were acquired. For purposes of this Agreement, if the Stockholder is a party to a written employment agreement or other service agreement with the Company or an affiliate which contains a definition of “cause,” “termination for cause” or any other similar term or phrase, whether the Stockholder is terminated for Cause pursuant to this Section 4 shall be determined according to the terms of and in a manner consistent with the provisions of such written agreement. If the Stockholder is not party to such a written employment agreement or other service agreement with the Company or an affiliate, then for purposes of this Section 4, “Cause” shall mean the Stockholder’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Stockholder’s duties or willful failure to perform the Stockholder’s responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Stockholder for the benefit of the Company; or (viii) conduct which demonstrates gross unfitness to serve.

(c) For purposes of this Agreement, the Fair Market Value of Shares shall be determined in good faith by the Board of Directors of the Company. In making such determination, the Board of Directors may take into account any valuation factors it deems appropriate or advisable in its sole discretion, including, without limitation, profitability, financial position, asset value or other factor relating to the value of the Company, as well as discounts to account for minority interests and lack of marketability.

5. Drag-Along Right. Notwithstanding anything contained herein to the contrary, if at any time the Company’s Board of Directors approves the entering into of any transaction involving (a) a sale of more than 50% of the outstanding voting capital stock of the Company in a non-public sale or (b) any merger, share exchange, consolidation or other reorganization or business combination of the Company immediately after which a majority of the directors of the surviving entity is not comprised of persons who were directors of the Company immediately prior to such transaction or after which persons who hold a majority of the voting capital stock of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction (a “Change-in-Control Transaction”), the Company may require the Stockholder to participate in such Change-in- Control Transaction with respect to all or such number of the Stockholder’s Shares as the Company may specify in its discretion, by giving the Stockholder written notice thereof at least ten days in advance of the date of the transaction or the date that tender is required, as the case may be. Upon receipt of such notice, the Stockholder shall tender the specified number of Shares, at the same price and upon the same terms and conditions applicable to other holders of the same series or class of securities in the transaction or, in the discretion of the acquirer or successor to the Company, upon payment of the purchase price to the Stockholder in immediately available funds. In addition, if at any time the Company proposes to enter into any such Change-in-Control Transaction, the Company may require the Stockholder to vote in favor of such transaction, where approval of the shareholders is required by law or otherwise sought, by giving the Stockholder notice thereof within the time prescribed by law and the Company’s Certificate of Incorporation and By-Laws for giving notice of a meeting of shareholders called for the purpose of approving such transaction. If the Company requires such vote, the Stockholder agrees that he or she will, if requested, deliver his or her proxy to the person designated by the Company to vote his or her Shares in favor of such Change-in-Control Transaction.

6. Company’s Right to Defer Payments. Notwithstanding anything herein to the contrary, no payment shall be made under this Agreement, or under any promissory note issued by the Company pursuant to this Agreement, that would cause the Company to violate any law, or any rights or preference of preferred shareholders of the Company, any banking agreement or loan or other financial covenant or cause default of any senior indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Agreement that would cause such violation or default shall be deferred until, in the sole discretion of the Board of Directors of the Company, such payment shall no longer cause any such violation or default. Any payment deferred in consequence of the provisions of the preceding sentence shall bear simple interest from the date such payment would otherwise have been made to the date when such payment is actually made, at a rate which is equal to the prime rate of interest published in the Wall Street Journal on the date such payment would otherwise have been made, but in no event shall such rate of interest exceed 10 percent per annum. The Company shall pay interest at the same time as it makes the payment to which such interest relates.

7. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws or other applicable agreements:

The shares of stock represented by this certificate are subject to restrictions on transfer, provisions, limitations and restrictions set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of this certificate (or such person’s predecessor in interest), and no transfer of such shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection at the office of the corporation upon appropriate request and without charge.

The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the corporation of a favorable opinion of its counsel and/or submission to the corporation of such other evidence as may be satisfactory to counsel for the corporation, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

8. Investment Representations. The Stockholder represents, warrants and covenants as follows:

(a) Stockholder is purchasing the Shares for the Stockholder’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

(b) Stockholder understands that the Shares are being issued without registration under the Securities Act, in reliance upon one or more exemptions contained in the Securities Act, and such reliance is based in part on the above representation. The Stockholder also understands that the Company is not obligated to comply with the registration requirements of the Securities Act or with the requirements for an exemption under Regulation A under the Securities Act for the Stockholder’s benefit.

(c) Stockholder has had such opportunity as the Stockholder deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Stockholder to evaluate the merits and risks of the Stockholder’s investment in the Company.

(d) Stockholder has sufficient experience and/or has sought out independent competent advisors in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(e) Stockholder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(f) Stockholder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available and, therefore, they may need to be held indefinitely; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act. As a condition to any transfer of the Shares, the Stockholder understands that the Company may require an opinion of counsel satisfactory to the Company to the effect that such transfer does not require registration under the Securities Act or any state securities law.

9. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time there is any spin-off, stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his or her ownership of the Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares.

(b) If the Shares are converted into or exchanged for, or shareholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

10. Market Stand-Off. The Stockholder acknowledges that he or she is subject to a Market Stand-Off Period and other stop-transfer restrictions with respect to the Shares as set forth in the Option Grant Agreement.

11. Withholding Taxes. The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase, sale or vesting of the Shares by the Stockholder.

12. Invalidity or Unenforceability. It is the intention of the Company and the Stockholder that this Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Stockholder agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

13. Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the terms, conditions and restrictions set forth in this Agreement. The Company may assign its rights under this Agreement to a third party, provided that such assignee agrees to be bound by all of the Company’s obligations under this Agreement.

15. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Stockholder any right to be retained, in any position, as an employee or other service provider of the Company for any period of time or to restrict the Company’s right to terminate the Stockholder’s employment or other service relationship at any time with or without cause or notice.

16. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Stockholder at the address contained in the records of the Company, or addressed to the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

17. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

18. Stockholder. Whenever the word “Stockholder” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Board of Directors of the Company, to apply to the Stockholder’s estate, personal representative, beneficiary to whom the Shares may be transferred by will or by the laws of descent and distribution, transferees, successors or assignees, the word “Stockholder” shall be deemed to include such persons.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

20. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

21. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the principal executive offices of the Company, and the Stockholder hereby agrees and submits to the personal jurisdiction and venue thereof.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction Agreement as of the day and year first above written.

HYLIION INC.

By:

Print Name:

Title:

STOCKHOLDER

Signature

Print Name:

Address:

If the Stockholder resides in a community property state, including Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, or Wisconsin, the Stockholder’s spouse must execute the following Consent of Community Property Spouse.

Consent of Community Property Spouse

The undersigned spouse of the Stockholder has read, understands, and hereby approves the purchase of shares of Common Stock pursuant to this Stock Restriction Agreement and the related Option Grant Agreement between the Stockholder and the Company (the “Agreements”). In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreements, the undersigned hereby agrees to be irrevocably bound by the Agreements and further agrees that any community property interest shall similarly be bound by the Agreements. The undersigned hereby appoints the Stockholder as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreements.

Date: _______________	Signed:
Signature of Stockholder’s Spouse

Address: